Exhibit 99.(a)(8)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Utilities Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on October 21, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on November 3, 2008 and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 21st day of October, 2008

/s/ Joseph C. Benedetti
Joseph C. Benedetti
Assistant Secretary

AMENDMENT

Dated:	October 21, 2008
To be Effective:	November 3, 2008

TO

MORGAN STANLEY UTILITIES FUND

DECLARATION OF TRUST

DATED

December 8, 1987

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY UTILITIES FUND

WHEREAS, Morgan Stanley Utilities Fund (the “Trust”) was established by the Declaration of Trust dated December 8, 1987, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to the Morgan Stanley Global Infrastructure Fund, such change to be effective on November 3, 2008.

NOW, THEREFORE:

1.  The Declaration is hereby amended so that the Morgan Stanley Utilities Fund is hereby designated the “Morgan Stanley Global Infrastructure Fund.”

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[executed in counterparts]

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 21st day of October 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754
Jersey City, NJ 07311	23852 Pacific Coast Highway
Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this 21st day of October 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Indira Alli
Notary Public
INDIRA ALLI
Notary Public, State of New York
My Commission expires: February 7, 2009	No. 01AL6122206
Qualified in Queens County
Commission Expires February 7, 2009

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

October 21, 2008 4:57 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth